FREEDOM INVESTMENT TRUST

                                  Abolition of
                      John Hancock Managed Tax-Exempt Fund
                                  (the "Fund")

                        Class A Shares and Class B Shares


         The undersigned, being a majority of the Trustees of Freedom Investment Trust, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated July 1, 1996 of the Trust, as amended from time to time (the "Declaration of Trust"), do hereby abolish the John Hancock Managed Tax-Exempt Fund (Class A Shares and Class B Shares) and in connection therewith do hereby extinguish any and all rights and preferences of such John Hancock Managed Tax-Exempt Fund, Class A Shares and Class B Shares, as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Fund is effective as of December 6, 1996.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the abolition of the John Hancock Managed Tax-Exempt Fund (Class A Shares and Class B Shares).

         Capitalized terms not otherwise defined shall have the meaning set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of this 2nd day of December, 1996.

/s/Dennis S. Aronowitz                                  /s/William F. Glavin
----------------------                                  --------------------
Dennis S. Aronowitz                                     William F. Glavin

/s/Edward J. Boudreau, Jr.                              /s/Anne C. Hodsdon
--------------------------                              ------------------
Edward J. Boudreau, Jr.                                 Anne C. Hodsdon

/s/Richard P. Chapman, Jr.                              /s/John A. Moore
--------------------------                              ----------------
Richard P. Chapman, Jr.                                 John A. Moore

/s/William J. Cosgrove                                  /s/Patti McGill Peterson
-----------------------                                 ------------------------
William J. Cosgrove                                     Patti McGill Peterson

/s/Douglas M. Costle                                    /s/John W. Pratt
--------------------                                    ----------------
Douglas M. Costle                                       John W. Pratt

/s/Leland O. Erdahl                                     /s/Richard S. Scipione
-------------------                                     ----------------------
Leland O. Erdahl                                        Richard S. Scipione

/s/Richard A. Farrell                                   /s/Edward J. Spellman
---------------------                                   ---------------------
Richard A. Farrell                                      Edward J. Spellman

/s/Gail D. Fosler
-----------------
Gail D. Fosler

COMMONWEALTH OF MASSACHUSETTS   )
                                )ss
COUNTY OF SUFFOLK               )



         Then personally appeared the above-named Dennis S. Aronowitz, Edward J. Boudreau, Jr., Richard P. Chapman, Jr., William J. Cosgrove, Douglas M. Costle, Leland O. Erdahl, Richard A. Farrell, Gail D. Fosler, William F. Glavin, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, John W. Pratt, Richard S. Scipione, and Edward J. Spellman, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 2nd day of December, 1996.


                                     /s/Ann Marie White
                                     ------------------
                                     Notary Public

                                     My commission expires:  10/20/00
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